UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 21, 2006
(Date of Earliest Event Reported)
ANR PIPELINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7320 (Commission File Number)	38-1281775 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 2.01 below, which is incorporated by reference into this item.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 21, 2006, our wholly owned subsidiary, ANR Capital Corporation, entered into a definitive purchase and sale agreement and sold all of its interest in El Paso Great Lakes Company, L.L.C. (“El Paso Great Lakes”) to Seafarer US Pipeline System, Inc. (“Seafarer”), a wholly owned subsidiary of El Paso Corporation, for $815 million. El Paso Great Lakes owns our 50 percent ownership interest in Great Lakes Gas Transmission (“Great Lakes”), which operates a 2,115 mile interstate natural gas pipeline system that transports natural gas to customers in the midwestern and northeastern U.S. and eastern Canada. This sale was an interim step in the announced sale of Great Lakes by El Paso to affiliates and subsidiaries of TransCanada Corporation. The purchase and sale agreement between ANR Capital Corporation and Seafarer is attached to this Form 8-K as Exhibit 10.A.
     This Current Report on Form 8-K is being filed to report the sale and present the pro forma impact of the sale on our historical financial statements.
Item 8.01 Other Events.
     On December 22, 2006, El Paso Corporation, our parent company, announced it was selling us, Great Lakes and its Michigan storage assets to affiliates and subsidiaries of TransCanada Corporation for approximately $3.3 billion in cash, plus the assumption of debt. A copy of El Paso’s press release is attached as Exhibit 99.A.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro forma financial information.
     The accompanying pro forma financial statements are based on our historical consolidated financial statements as of and for the nine months ended September 30, 2006 and our historical consolidated financial statements for the year ended December 31, 2005, adjusted for the effects of the sale of El Paso Great Lakes, as described above. These statements are unaudited. The pro forma balance sheet as of September 30, 2006, assumes the disposition occurred on the balance sheet date. The pro forma statements of income for the nine months ended September 30, 2006 and year ended December 31, 2005, assume the disposition occurred on January 1, 2005. The pro forma financial statements should be read in conjunction with the historical financial statements included in our Annual Report on Form 10-K for 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and should not be construed to be indicative of future results or results that actually would have occurred had the transaction occurred at the dates presented. In addition, these pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings that might occur related to the transaction, nor have we assumed any interest income on the proceeds received as consideration in the historical pro forma periods presented.

ANR Pipeline Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2006
(In millions)

	ANR	Pro Forma		As
	Historical	Adjustments		Adjusted
Current Assets
Cash and cash equivalents	$—	$—		$—
Accounts and notes receivable, net	39	282	(a)	321
Materials and supplies	21			21
Deferred income taxes	13	13	(c)
Other	6			6

Total current assets	79	269		348

Property, plant and equipment, net	1,774			1,774

Other assets
Notes receivable from affiliates	610	533	(a)	1,143
Investment in unconsolidated affiliate	295	(295	)(b)	—
Other	21			21

Total Assets	$2,779	$507		$3,286

Current liabilities
Accounts payable	$73	$		$73
Taxes payable	121	9	(c)	130
Accrued interest	15			15
Other	34	273	(c)	307

Total current liabilities	243	282		525

Long-term debt	741			741

Other Liabilities
Deferred income taxes	390	(108	)(c)	282
Affiliate payable	167			167
Other	68			68

	625	(108)		517

Commitments and contingencies

Stockholder’s equity
Common stock	—	—		—
Additional paid-in capital	597	333	(a)	930
Retained earnings	573			573

Total stockholder’s equity	1,170	333		1,503

Total liabilities and stockholder’s equity	$2,779	$507		$3,286

See accompanying notes.

ANR Pipeline Company
Unaudited Pro Forma Condensed Consolidated Income Statement
Nine Months Ended September 30, 2006
(In millions)

	ANR	Pro Forma		As
	Historical	Adjustments		Adjusted

Operating revenues	$405	$		$405

Operating expenses
Operations and maintenance	183			183
Depreciation, depletion and amortization	28			28
Taxes, other than income	20			20

	231			231

Operating income	174			174

Earnings from unconsolidated affiliate	44	(44	)(b)	—
Other income, net	1			1

Interest and debt expense	(49)			(49)
Affiliated interest income, net	25			25

Income before income taxes	195	(44)		151

Income taxes	72	(16	)(d)	56

Net income	$123	$(28)		$95

See accompanying notes.

ANR Pipeline Company
Unaudited Pro Forma Condensed Consolidated Income Statement
Year Ended December 31, 2005
(In millions)

	ANR	Pro Forma		As
	Historical	Adjustments		Adjusted

Operating revenues	$548	$		$548

Operating expenses
Operations and maintenance	267			267
Depreciation, depletion and amortization	40			40
Taxes, other than income	24			24

	331			331

Operating income	217			217

Earnings from unconsolidated affiliate	59	(59	)(b)	—
Other income, net	2			2

Interest and debt expense	(67)			(67)
Affiliated interest income, net	21			21

Income before income taxes	232	(59)		173

Income taxes	84	(21	)(d)	63

Income from continuing operations before cumulative effect of accounting change	$148	$(38)		$110

See accompanying notes.

ANR Pipeline Company
Notes to the Pro Forma Financial Statements
ANR Historical
     These amounts represent our historical balance sheet amounts as of September 30, 2006 and historical income statement amounts for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The amounts as of and for the nine months ended September 30, 2006 were derived from our Quarterly Report on Form 10-Q for the period ended September 30, 2006. The amounts for the year ended December 31, 2005 were derived from our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
Pro Forma Adjustments
     The pro forma adjustments represent:
(a)	the proceeds from the sale of our interests in El Paso Great Lakes. The proceeds were advanced to El Paso through our cash management program and we have reflected these advances as notes receivable in the pro forma financial statements. These cash management receivables will earn interest. As of September 30, 2006, the interest rate on our cash management receivables was 5.2%. However, for pro forma income statement purposes, we have not assumed any additional affiliated interest income. In addition, we have classified a portion of these advances as current based upon the classification of taxes that resulted from the transactions that are discussed below.

As a result of El Paso’s announced sale of ANR Pipeline, it is anticipated that ANR Pipeline’s affiliated receivables, with the exception of cash needed in the interim period leading up to the sale, will be settled through equity transactions (e.g. contributions or distributions). As a result, all of ANR Pipeline’s affiliated balances that are expected to be settled in this manner will be classified as a reduction or increase to stockholder’s equity. The accompanying pro forma financial statements do not reflect any adjustments associated with the ultimate settlement of the affiliated balances in connection with El Paso’s sale of ANR Pipeline.

Finally, because this sale transaction occurred between entities that are both owned by El Paso Corporation, the difference between the proceeds and the historical balances of El Paso Great Lakes, net of the related taxes discussed below, have been reflected in the balance sheet in additional paid-in capital as a contribution.

(b)	the historical balances of El Paso Great Lakes sold to Seafarer.

(c)	deferred income taxes reclassified as current upon the sale of El Paso Great Lakes and deferred taxes recorded on the difference between the proceeds and the underlying net book value of El Paso Great Lakes. For tax purposes, the sale of El Paso Great Lakes to Seafarer created a taxable gain, the majority of which is deferred and recognized at the time ANR Pipeline or Great Lakes is sold outside of the El Paso group. The deferred taxes were recorded at a tax rate of 36%, which represents ANR Capital Corporation’s statutory combined federal and state tax rates, and these deferred taxes have been reflected as current since they are expected to be settled in the next twelve months.

(d)	income taxes on the income of our Great Lakes investment at a statutory rate of 36%.

     (d) Exhibits.

Exhibit
Number	Description

10.A	Purchase and Sale Agreement dated December 21, 2006, by and between ANR Capital Corporation and Seafarer U.S. Pipeline System, Inc.

99.A	Press Release of El Paso Corporation dated December 22, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANR PIPELINE COMPANY
By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

Dated: December 28, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.A	Purchase and Sale Agreement dated December 21, 2006, by and between ANR Capital Corporation and Seafarer U.S. Pipeline System, Inc.

99.A	Press Release of El Paso Corporation dated December 22, 2006